May 2026 Investor Highlights

2Legal Disclosures Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this presentation include, among others, our 2026 Guidance, our expectations regarding Same-Home core revenues and occupied days, our belief that our development program will result in continued growth, the estimated timing of debt refinancings, anticipated share repurchase activity and the estimated timing and volume of our development deliveries. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy, and growth strategy, our ability to expand our development program, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and revenue growth opportunities and cost efficiencies and our understanding of our competition and general economic, demographic, regulatory and real estate conditions that may impact our business, including the impact of inflation. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, May 28, 2026. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. Definitions of these non-GAAP financial measures and a reconciliation from GAAP to non-GAAP are included in the Defined Terms and Non-GAAP Reconciliations in the Appendix section of this presentation, as well as the 1Q26 Supplemental Information Package available on our website at www.amh.com under “Investor Relations”. About AMH AMH (NYSE: AMH) is a leading large-scale integrated owner, operator, and developer of single-family rental homes. We're an internally managed Maryland real estate investment trust (REIT) focused on developing, renovating, leasing and managing homes as rental properties. In recent years, we've been named a 2026 Great Place to Work®, a 2026 Top U.S. Homebuilder by Builder100, and one of the 2025 Most Trustworthy Companies in America by Newsweek and Statista Inc. As of March 31, 2026, we owned over 61,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P., and their subsidiaries and joint ventures. In certain states, we operate under AMH Living, AMH Living, LLC, or American Homes 4 Rent. Please see www.amh.com/dba to learn more. Contacts AMH Investor Relations Phone: (855) 794-2447 / Email: investors@amh.com AMH Media Relations Phone: (855) 774-4663 / Email: media@amh.com

3AMH At A Glance  Vertically Integrated Single Family Rental Builder with ~1,900 Deliveries Expected in 2026(1)  Since 2017, AMH Development has Added Over 14,000 Newly Built Homes Across the Country(2)  Strategically Sized 2026 Wholly- Owned Development Plan to be Match Funded with Proceeds from our Disposition Program  May QTD repurchased ~$123M of Common Shares at an Average Price of $29.88(4)  From Nov. 2025 to May 2026, Repurchased ~$390M or ~3% of Shares and Units Outstanding(4)  Board Authorized New $500M Share Repurchase Program in Feb. 2026, ~$377M remaining as of May(4)  High-Quality Investment Grade Balance Sheet  Moody’s: Baa2 / Stable  S&P Global: BBB / Stable  5.3x Net Debt and Preferred Shares to Adjusted EBITDAre(3)  $860 Million of Undrawn Capacity Under the Revolving Credit Facility(3)  Strong Financial Position with No Debt Maturities until 2028 and a Well- Laddered Maturity Schedule Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 1Q26 Supplemental Information Package, for defined metrics and GAAP to non-GAAP reconciliations. (1) Refer to slide 5. (2) Refer to slide 14. (3) As of March 31, 2026. (4) Preliminary estimates as of May 27, 2026.  Leading the Residential Sector in Core FFO Per Share Growth of 2.7% for Full Year 2026 at the Midpoint of Guidance(1)  Same Home Average Occupied Days of 96.2% for May Represents a 60bp Sequential Improvement from Apr.(4)  May Blended Lease Spreads of 2.6% Continue to be Anchored by Renewal Rates(4)  Long-Term Sector Tailwinds  Continued Need for High- Quality Rental Housing Options  Growing SFR Renter Cohort  2026 Expected Same-Home Core Revenues Growth of 2.25% at the Midpoint of Guidance(1) Sustained Long-Term Fundamentals for Single-Family Rentals Investment Grade Balance Sheet Prudent Capital Allocation Strategy

Average Occupied Days 95.1% 1Q26 Average Change in Rent for Re-Leases Average Change in Rent For Renewals Average Blended Change in Rent -0.8% 3.2% 2.2% May ‘26 (1) 96.2% 1.5% 3.1% 2.6% Same-Home Operational Update Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 1Q26 Supplemental Information Package, for defined metrics and GAAP to non-GAAP reconciliations. (1) Preliminary estimates as of May 27, 2026. 4 Apr. ‘26 95.6% 1.2% 3.0% 2.5% Strong Occupancy Improvement Through Spring Leasing Season

52026 Guidance Full Year Midpoint Core FFO per share and unit(1) $1.89 – $1.95 $1.92 Core FFO per share and unit growth 1.1% – 4.3% 2.7% Same-Home Portfolio: Core revenues growth 1.25% – 3.25% 2.25% Core property operating expenses growth 1.75% – 3.75% 2.75% Core NOI growth 1.00% – 3.00% 2.00% Properties Investment Midpoint Wholly owned acquisitions – – – Wholly owned development deliveries 1,300 – 1,500 $500M – $600M $550M JV development deliveries (2) 400 – 600 $150M – $250M $200M Total gross capital investment (2) 1,700 – 2,100 $650M – $850M $750M Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 1Q26 Supplemental Information Package, for defined metrics and GAAP to non-GAAP reconciliations. (1) Refer to slide 20 for 2026 Guidance disclosure. Guidance is based on the midpoint of the ranges set forth in the May 6, 2026 earnings release. (2) JV deliveries and capital investment reflected at 100%.

5.3% 4.7% 2.0% 2.0% 1.5% 0.6% 1.3% 0.7% 0.7% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2024 2025 2026E 2024 2025 2026E 6Industry Leading Earnings Growth Profile Superior Core FFO Per Share Growth Incremental to Same-Home Core NOI Growth Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 4Q25 Supplemental Information Package, for defined metrics and GAAP to non-GAAP reconciliations. (1) Peer set includes AVB, CPT, EQR, ESS, INVH, MAA and UDR. (2) 2026e includes the midpoint of company Core FFO per share guidance. AMH Capital Strategy is uniquely driving incremental Core FFO contribution Same-Home Core NOI Growth Spread Between Core FFO Per Share Growth and Same-Home Core NOI Growth 6.6% 5.4% 2.7% 2.0% 1.4% Co re F FO P er S ha re G ro w th (2) (2) AMH Residential Peer Avg.(1) -0.1% -0.7% -0.1%

AMH Today AMH Pine Landing Development Las Vegas Market

8The AMH Difference Strategy Focused on Operational Excellence, Portfolio Optimization, and Prudent Capital Acumen • Geographical Diversification Across 30+ Markets • Majority 3 and 4 Bedroom Detached Homes ~2,000 Square Feet in Size • Average Home Age Under 20 years in Highly Desirable Neighborhoods Operational Excellence • Leverage In-House Technology to Deliver a Superior Resident Experience Portfolio Optimization • Location • Quality • Asset Type Prudent Capital Acumen • Strong Balance Sheet • AMH Development • Asset Management • Share Repurchases

9Diversified Portfolio Footprint © GeoNames, Microsoft, TomTom Powered by Bing Positioned for Long-Term Sustainable Growth and Portfolio Optimization Flexibility 60,200 Properties Owned 30+ Markets 24 States 18 Years Avg. Age per Home 2,001 sf Avg. Square Feet per Home 95.1% Same-Home Avg. Occupied Days (1) $2,329 Same-Home Avg. Mon. Realized Rent(1) Salt Lake City 3.2% Las Vegas 4.6% San Antonio 1.8% Boise 1.8% Denver Dallas 6.0% Phoenix 5.5% Houston 3.7% Nashville 5.6% Atlanta 9.8% Raleigh 3.5% Chicago 2.5% Indianapolis 5.0% Columbus 3.8% Cincinnati 3.5% Charlotte 7.0% Charleston 2.8% Jacksonville 5.6% Tampa 5.1% Orlando 3.7% Top 20 AMH Market AMH Development Presence Amounts presented are for total portfolio, excluding properties held for sale, as of March 31, 2026, except where noted for our Same-Home portfolio. Map represents top 20 AMH markets as a percentage of total portfolio, excluding properties held for sale. All other markets make up the remaining 13.7%. (1) Reflected for the three months ended March 31, 2026. Seattle 1.8%

10

High-Quality Resident Base

Strong Resident Base as Millennials Enter Family Formation Years

Benefits of the AMH Resident Profile

- High income levels and propensity to stay longer
- Large cohort of millennial population continues to age and transition from apartments into single-family rentals

Diverse and Durable Employment Base

- Two-thirds of AMH residents are essential workers or employed in stable industries such as healthcare, public service, education, finance, technology and real estate

Avg. AMH Household

~$150,000

- Latest New Resident Stated Household Incomes, Majority are Dual-Income

38 Years Old

- Average Age of Primary Resident at Move-In

Families

- 2 Adults, ~2 Kids per Household on Average

Pets

- Majority of Households with Pets

3+ Years

- Average Length of Stay

amh

20%20% 3% 5% 7% 2% 0% -6% 0% 3% -8% -26% -29% -29% -25% -25% 95% 95% 95% 95% 96% 98% 97% 97% 96% 96% 96% -30% -20% -10% 0% 10% 20% 30% (Top 20 AMH Markets) -0.5% 0.0% 0.5% 1.0% 1.5% 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 Projected Population Growth(3) 11Sustained Demand Tailwinds Millennials are Aging into Prime Single Family Living YearsSFR Value Proposition Further Benefitted By Increased Cost of Ownership Ages 20-34 Ages 35-49 Consistent SFR demand has driven stable occupancy throughout changes in all home affordability environments Stable Occupancy(2) Est. Single Family Rents vs. Cost of Home Ownership(1) (1) Source: John Burns Real Estate Consulting, LLC. (Data as of April 2026) (2) Avg. Occupancy by Year for Same-Home Portfolio (Current period represents May QTD) (3) Source: U.S. Census.

12

Investment Grade Balance Sheet

High-Quality, Fully Unencumbered Balance Sheet Creates Flexibility and Optionality


Preferred Shares, 1.4%
Floating Rate Debt, 2.3%
Common Shares & OP Units, 68.0%
$17.0B Total Capitalization(1)
Fixed Rate Debt, 28.3%

Debt Maturity Schedule[3] (MM)


$3,250
Liquidity(4)
$923
$0
$0
$500
$790
$650
2026
2027
2028
2029
2030
Thereafter
Revolving Credit Facility
Unsecured Senior Notes
Liquidity - Undrawn Revolving Credit Facility
Liquidity - Cash and Cash Equivalents

Credit Ratings and Metrics

Moody's Investor Service	Baa2 / Stable
S&P Global Ratings	BBB / Stable

Net Debt and Preferred Shares to Adjusted EBITDAre[1]	5.3x
Fixed Charge Coverage[1]	4.1x
Unencumbered Core NOI Percentage[1][2]	100.0%

Balance Sheet Philosophy

- Maintain flexible investment grade balance sheet with diverse access to capital
- Continue optimizing capital stack and investment grade cost of capital
- Expand sources of available capital as the Company and the SFR sector evolve and mature
- Prudent retention of operating cash flow

(1) As of March 31, 2026.
(2) The Company's portfolio is fully unencumbered.
(3) The unsecured senior notes have maturity dates in 2028, 2029, 2030, 2031, 2032, 2034, 2035, 2051, and 2052.
(4) Represents $63.3M of unrestricted cash on balance sheet and $860M of undrawn capacity under the revolving credit facility as of March 31, 2026.

13AMH Development: Not All BTR is the Same Building the Ideal Rental Home Through the Lens of our Best-In-Class Operating Platform Strategy Product Type and Location Home Quality Expense Efficiency Value Creation Design and create ideal rental homes and communities using data and insights from AMH’s integrated development and operating platforms High-quality, detached, single family homes, with attached garages in highly desirable neighborhoods Stylish, upgraded fixtures and finishes: granite, hard surface flooring, stainless steel appliances Consistent, repeatable floorplans, fixtures and finishes selected for long- term operating expenditure efficiency AMH homes are constructed internally without paying 3rd party homebuilder profit margins Less opportunity for alignment of interests between developer and operators Horizontal apartments, townhomes or detached homes, commonly in tertiary neighborhoods Often “builder basic” or lower quality fixtures and finishes Varied floorplans, finishes and fixtures, typically selected for lowest up-front cost Commonly purchased at or near market value Other BTR Product AMH Amenity Centers create a community feel for residents. AMH Development Homes average 2,000 sq. ft. and come with private yards and fences.

1,158 1,368 1,320 1,838 2,000 1,879 1,400 489 686 863 479 356 443 500 0 500 1,000 1,500 2,000 2,500 2020 2021 2022 2023 2024 2025 2026E AMH Development Deliveries Wholly-Owned Deliveries JV Deliveries 14AMH Development Delivered Over 14,000 New, High-Quality Homes to the U.S. Housing Stock Since 2017 (1) Guidance for deliveries in 2026E is based on the midpoint of the ranges set forth in the May 6, 2026 earnings release. (2) Rounded to the nearest thousand. 9,000 13,000 14,000 13,000 10,000 8,000 7,000 0 3,000 6,000 9,000 12,000 15,000 2020 2021 2022 2023 2024 2025 1Q26 AMH Development Land Pipeline(2) Total Lots Owned and Optioned (1) 2,322 1,900 2,3562,317 2,183 2,054 1,647

691 1,330 1,047 481 987 1,546 1,705 1,827 $105M $248M $229M $132M $289M $462M $530M $573M $0 $100 $200 $300 $400 $500 $600 $700 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2018 2019 2020 2021 2022 2023 2024 2025 15Disposition Activity Disposition Home Count Disposition Net Proceeds (in millions) Selling Homes on the MLS and Recycling Capital into Newly Constructed Homes Expecting Another Year of Robust Disposition Activity at $500M+ in Disposition Proceeds for 2026

Commitment to Sustainability AMH Brentwood Development Charlotte Market

17

Sustainability

Providing Quality, Sustainable Housing that Our Residents Desire

Making It Simple

- Our newly constructed homes are designed to use 46% less energy(1)
- Expanded renewable energy program to 13 additional AMH communities in 2024
- Obtained LEED® Gold certification for our Las Vegas headquarters
- Became the first Single-Family Rental REIT to issue investment grade green bonds
- Credit agreement with $1.25 billion sustainability-linked revolving credit facility

Caring About People

- Ongoing resident satisfaction surveys conducted both internally and by third-parties
- On Google, we received 6,222 reviews with an average rating of 4.7/5 for 2025, indicating strong resident satisfaction
- Regular employee engagement surveys with 80% participation and over 10,000 comments received in 2025 to ensure we are listening to our workforce
- 2025 annual employee turnover of 32.6%, significantly lower than our benchmark

Holding Ourselves Accountable

- 7th Sustainability Report published in July 2025
- Committed to transparency through sustainability reporting and disclosure of scope 1, 2, and 3 GHG emissions
- Dedicated cybersecurity team with regular internal and external security audits and vulnerability assessments, overseen by the Audit Committee
- Focused on integrity and ethical business through a robust Code of Business Conduct and Ethics and an ethics hotline for reporting concerns

(1) Based on the average Home Energy Rating System ("HERS") efficiency rating of our newly built homes in 2024 against the 2006 "reference home" standard.

18Corporate Governance Highlights Independent & Accountable Stewardship Ongoing Board Refreshment Aligned with Shareholders Sustainability Oversight Performance-Based Compensation Practices • Independent Chairman of the Board • 90% Independent trustees • Annual election of trustees • Majority voting standard (plurality carve‐out voting standard only in contested elections) • Annual Board self-evaluation process • Regular shareholder engagement with trustee participation • The average tenure of the Board is ~8 years • Trustee retirement policy • Board size is now 10 trustees after one retirement in May 2026 • Robust stock ownership guidelines for trustees and executives • Anti-hedging and anti-pledging policies • Board-level oversight of sustainability priorities and initiatives • Sustainability included in management goals and incentives • Pay levels are market-aligned with emphasis on performance incentives • Over 80% of the CEO and NEOs target compensation is at risk • Transparent incentive plans that incorporate financial and relative performance metrics tied to value creation drivers • 60% of the CEO and NEOs equity awards are performance-based • Double-trigger change-in-control severance provisions

19Appendix

20Defined Terms and Non-GAAP Reconciliations 2026 Guidance Set forth on slide 5 and 6 are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition, disposition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods. Average Blended Change in Rent The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property. Average Change in Rent for Re-Leases The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long- term previous expired lease for each individual property. Average Change in Rent for Renewals The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period. Average Monthly Realized Rent For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership. Average Occupied Days Percentage The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale.

Defined Terms and Non-GAAP Reconciliations

21

Core Net Operating Income ("Core NOI")

Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs. Core NOI also excludes (1) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (2) gain or loss on early extinguishment of debt, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition, disposition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

The following are reconciliations of Core NOI and Same-Home Core NOI to their respective GAAP metrics (amounts in thousands):

	For the Years Ended (1)		For the Years Ended (2)	
	Dec 31, 2025	Dec 31, 2024	Dec 31, 2024	Dec 31, 2023
Net income	$ 513,392	$ 468,142	$ 468,142	$ 432,142
Hurricane-related charges, net	-	8,884	8,884	-
Loss on early extinguishment of debt	396	6,323	6,323	-
Gain on sale and impairment of single-family properties and other, net	(231,460)	(225,756)	(225,756)	(209,834)
Depreciation and amortization	504,341	477,010	477,010	456,550
Acquisition, disposition and other transaction costs	12,259	12,192	12,192	16,910
Noncash share-based compensation - property management	4,090	4,814	4,814	4,030
Interest expense	185,198	165,351	165,351	140,198
General and administrative expense	83,006	83,590	83,590	74,615
Other income and expense, net	(15,660)	(22,243)	(22,243)	(9,798)
Core NOI	1,055,562	978,307	978,307	904,813
Less: Non-Same-Home Core NOI	(123,366)	(87,714)	(107,913)	(78,573)
Same-Home Core NOI	$ 932,196	$ 890,593	$ 870,394	$ 826,240

(1) Same-Home Core NOI based on properties that have been stabilized longer than 90 days prior to January 1, 2024 in the 4Q25 Supplemental Information Package.
(2) Same-Home Core NOI based on properties that have been stabilized longer than 90 days prior to January 1, 2023 in the 4Q24 Supplemental Information Package.

For the Trailing Twelve Months Ended Mar 31, 2026 Interest expense per income statement 187,994$ Less: amortization of discounts, loan costs and cash flow hedges (9,962) Add: capitalized interest 54,341 Cash interest 232,373 Dividends on preferred shares 13,944 Fixed charges 246,317$ Adjusted EBITDAre – TTM 1,018,648$ Fixed Charge Coverage 4.1 x Mar 31, 2026 Total Debt 5,190,000$ Less: cash and cash equivalents (63,301) Net debt 5,126,699$ Preferred shares at liquidation value 230,000 Net debt and preferred shares 5,356,699$ Adjusted EBITDAre - TTM 1,018,648$ Net Debt and Preferred Shares to Adjusted EBITDAre 5.3 x 22Defined Terms and Non-GAAP Reconciliations Credit Ratios We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures (amounts in thousands, except credit ratios): Net Debt and Preferred Shares to Adjusted EBITDAre Fixed Charge Coverage

23Defined Terms and Non-GAAP Reconciliations EBITDA / EBITDAre / Adjusted EBITDAre EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated real estate joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition, disposition, other transaction costs and other incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio and (4) gain or loss on early extinguishment of debt. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance. The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre (amounts in thousands): For the Trailing Twelve Months Ended Mar 31, 2026 Net income 533,523$ Interest expense 187,994 Depreciation and amortization 506,757 EBITDA 1,228,274$ Gain on sale and impairment of single-family properties and other, net (247,888) Adjustments for unconsolidated real estate joint ventures 7,369 EBITDAre 987,755$ Noncash share-based compensation - general and administrative 15,656 Noncash share-based compensation - property management 3,965 Acquisition, disposition, other transaction costs and other 11,092 Loss on early extinguishment of debt 180 Adjusted EBITDAre 1,018,648$

24Defined Terms and Non-GAAP Reconciliations Funds from Operations (“FFO”) / Core FFO attributable to common share and unit holders FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated real estate joint ventures to reflect FFO on the same basis. Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition, disposition, other transaction costs and other incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption. We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provides useful information to investors because it allows investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. FFO and Core FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs. FFO shares and units includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

25Defined Terms and Non-GAAP Reconciliations The following is a reconciliation of these metrics to net income attributable to common shareholders, as determined in accordance with GAAP, to Core FFO attributable to common share and unit holders (amounts in thousands, except share and per share data): (1) Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method, if applicable. For the Years Ended Dec 31, 2025 Dec 31, 2024 Dec 31, 2023 Net income attributable to common shareholders 439,030$ 398,482$ 366,224$ Adjustments: Noncontrolling interests in the Operating Partnership 60,418 55,716 51,974 Gain on sale and impairment of single-family properties and other, net (231,460) (225,756) (209,834) Adjustments for unconsolidated real estate joint ventures 6,940 4,722 3,711 Depreciation and amortization 504,341 477,010 456,550 Less: depreciation and amortization of non-real estate assets (22,333) (19,447) (17,417) FFO attributable to common share and unit holders 756,936$ 690,727$ 651,208$ Adjustments: Acquisition, disposition, other transaction costs and other 11,180 12,192 16,910 Noncash share-based compensation - general and administrative 16,078 20,617 16,379 Noncash share-based compensation - property management 4,090 4,814 4,030 Hurricane-related charges, net - 8,884 - Loss on early extinguishment of debt 396 6,323 - Core FFO attributable to common share and unit holders 788,680$ 743,557$ 688,527$ Core FFO attributable to common share and unit holders per FFO share and unit 1.87$ 1.77$ 1.66$ Weighted-average FFO shares and units: Common shares outstanding 370,556,400 367,454,012 362,024,968 Share-based compensation plan and forward sale equity contracts (1) 688,874 948,910 828,424 Operating partnership units 50,994,514 51,376,980 51,376,980 Total weighted-average FFO shares and units 422,239,788 419,779,902 414,230,372

26Defined Terms and Non-GAAP Reconciliations Same-Home Property A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss. Stabilized Property A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria. Total Capitalization Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt. Total Debt Includes principal balances on unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.